EXHIBIT 10.4 - CHANGE IN CONTROL AGREEMENT WITH ROBERT B. BRISCOE DATED FEBRUARY 20, 1996

                           CHANGE IN CONTROL AGREEMENT

         THIS AGREEMENT made this 20th day of February, 1996 between THE SAVANNAH BANCORP, INC., a Georgia Corporation (hereinafter, the "Company"), and ROBERT B. BRISCOE, an employee of the Company or one or more of its subsidiaries (hereinafter, the "Employee").

         WHEREAS, the Employee is employed by the Company and has agreed to continue to work for the Company on the terms and conditions set forth hereinafter;

         WHEREAS, the Company and the Employee agree that this Agreement shall be relied on by each party in continuing the employment relationship described herein and that the execution of this Agreement is a condition precedent to the Employee's continued employment with the Company.

         NOW, THEREFORE, for and in consideration of the premises and promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

         1. Termination. (a) If there occurs a Change In Control (hereinafter defined) during the Employee's employment with the Company and the Employee's employment with the Company or a Successor Entity (hereinafter defined) is terminated by the Company or Successor Entity Without Cause (hereinafter defined) during the one (1) year period immediately following the date of the Change In Control, then, notwithstanding such termination, the Employee shall continue to receive compensation at that rate which the Employee was entitled to receive as of the date of Change In Control for the one (1) year period immediately following the date the Employee's employment with the Company or a Successor Entity is terminated by the Company or a Successor Entity Without Cause.

         (b) If there occurs a Change in Control during the Employee's employment with the Company and the Employee voluntarily terminates his employment with the Company or a Successor Entity during the one (1) year period immediately following the date of the Change in Control, then, notwithstanding such termination, the Employee shall continue to receive compensation at that rate which the Employee was entitled to receive as of the date of the Change In Control for the remainder of the one (1) year period immediately following the date of the Change in Control.

         2. Involuntary Reduction in Benefits. If there occurs a Change In Control (hereinafter defined) during the Employee's employment with the Company and the

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Employee's  rate of  compensation  is  decreased  by the  Company or a Successor
Entity (hereinafter defined) from that rate which the Employee was entitled to receive as of the date of the Change In Control without the Employee's written consent during the one (1) year period immediately following the date of the Change In Control, then, notwithstanding such reduction, the Employee shall continue to receive compensation at that rate which the Employee was entitled to receive as of the date of Change In Control for the one (1) year period immediately following the date the Employee's rate of compensation is decreased by the Company or a Successor Entity.

         3. Change In Control. A "Change In Control" is defined as (i) the sale of all, or a substantial portion of, the assets of the Company, (ii) a merger or other reorganization whereby the Company is not the surviving entity, or (iii) a change in control of the Company as defined or determined by the Office of the Comptroller of the Currency and whether by acquisition of stock or assets of the Company. A Change in Control shall be deemed to have occurred on the final closing date of the transaction, or series of transactions, resulting in the Change in Control.

         4. Successor Entity. A "Successor Entity" is defined as a person or entity, other than the Company, which acquires all, or substantially all of, the stock or assets of the Company as a result of a transaction or series of transactions which resulted in a Change In Control.

         5. Without Cause. The Employee will be deemed to have been terminated Without Cause if he is terminated for any reason other than:

         (a) the Employee being convicted of, being found guilty of, pleading guilty to, pleading nolo contendere to, or taking first offender treatment to a felony or any crime involving moral turpitude; or

         (b) the Employee engaging in any misappropriation, embezzlement or other intentional fraud upon the Company.

         6. Disclosure by Company. The Employee agrees that the Company may disclose the covenants contained in this Agreement to any person or entity who, at any time, considers purchasing all, or substantially all of, the assets of the Company or a majority of the issued and outstanding stock of the Company.

         7. Breach. In the event a breach of this Agreement occurs and the non-breaching party retains an attorney for enforcement of his rights hereunder or other action (whether suit be brought or not), the non-breaching party shall be entitled to reimbursement on demand of all costs and expenses associated therewith, including reasonable attorney's fees.

         8. Entire Agreement; Modification; Binding Effect.. This Agreement constitutes the entire and complete agreement between the parties hereto and supersedes any prior oral or written agreement between the parties with respect to the obligations and covenants

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contemplated  hereunder.  It is  expressly  agreed  that  there  are  no  verbal understandings or agreements which in any way change the terms, covenants, and conditions herein set forth, and that no modification of this Agreement shall be effective unless made in writing and duly executed by all parties hereto. This Agreement shall inure to the benefit of and be binding upon the respective assigns, successors, heirs, estates, and legal and personal representatives of the parties hereto.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as set forth below.


                                               THE COMPANY:

                                               THE SAVANNAH BANCORP, INC.

                                               By:     /s/ Archie H. Davis


                                               Attest: /s/ Sheron R. Montgomery

[SEAL]

                                               THE EMPLOYEE:


                                               /s/ Robert B. Briscoe     (L.S.)
                                                   Robert B. Briscoe

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